Exhibit 10.3

    THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON
                    TRANSFER AND, AMONG OTHER RESTRICTIONS,
     HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933
                      (THE "SECURITIES ACT") AND MAY NOT BE
   OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM
                     REGISTRATION UNDER THE SECURITIES ACT

                                 PROMISSORY NOTE


$5,250,955                                                   October 21, 2003


         FOR VALUE RECEIVED, on or before October 21, 2008, the undersigned, GP Strategies Corporation, a Delaware corporation ("Maker"), promises to pay to ManTech International Corporation, a Delaware corporation or its permitted successors and assigns (the "Holder") at 12015 Lee Jackson Highway, Fairfax, VA 22033 or to such other person or address as Holder may from time to time designate in writing, the principal sum of Five Million Two Hundred Fifty Thousand Nine Hundred Fifty-five and No/100 Dollars ($5,250,955), or so much thereof as shall be from time to time remain unpaid, plus interest on the principal balance thereof from time to time outstanding from the date of this Note until the date paid, at five percent (5%) per year payable in the manner set forth herein. Unless otherwise defined herein, capitalized terms shall have the meanings attributed to such terms in that certain Purchase and Sale Agreement of even date herewith (as the same may be modified or amended from time to time, the "Purchase Agreement") by and among the Maker and Holder.

1.       Payments.

(a) The entire principal balance of this Note, together with all accrued and unpaid interest thereon and other sums payable hereunder, shall be, unless sooner accelerated in accordance with the terms of this Note, due and payable in full on October 21, 2008 (the "Maturity Date"). Accrued interest on the unpaid principal balance hereof shall be payable quarterly in arrears on the 31st day of March, the 30th day of June, the 30th day of September, and the 31st day of December in each year, commencing on December 31, 2003 (each such date and the Maturity Date being a "Payment Date").

(b) If any Payment Date falls on a day that is not a Business Day (as defined below), the payment due on such Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

(c) Any amounts outstanding hereunder may be prepaid, in whole or in part, without penalty or premium. Partial prepayments of this Note shall not

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         relieve the Maker of the obligation to pay periodic installments of interest hereunder as and when the same would otherwise be due hereunder.

(d) All payments hereunder shall be payable in lawful currency of the United States and in immediately available funds, and payments shall be applied first to any costs of collection (including, without limitation, reasonable attorneys' fees) incurred by Holder in enforcing any terms of this Note, then to accrued and unpaid interest, and then to reduce the principal balance hereof.

2.       Conversion.

(a) Subject to the provisions of this Section 2, Holder may, by notice (a "Conversion Notice") given by Holder to the Maker from time to time as provided below, convert all or a portion of the principal balance of this Note into the common stock of Maker ("GPX Common Stock") at a conversion price (the "Conversion Price") equal to the closing price of the GPX Common Stock on the New York Stock Exchange (or, if that is not the principal market on which the GPX Common Stock is then traded, then in such principal market) on the last trading date preceding the date of the Conversion Notice. The number of shares of GPX Common Stock issuable in any such conversion shall equal the principal amount of this Note to be converted (the "Conversion Amount") divided by the applicable Conversion Price, determined to the nearest lesser whole number of shares.


(b)      Any Conversion Notice shall

(i)      state the Conversion Amount;

(ii) be accompanied by the Note, for cancellation, in whole or in part, as provided below, and;

(iii)    include representations by Holder that;

(A) Holder is obtaining the shares of GPX Common Stock issuable upon such conversion ("Conversion Shares") for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act;

(B) Holder understands that the Conversion Shares have not been registered under the Securities Act and are being issued to Holder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act;

(C) Holder has been informed that Conversion Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Conversion Shares are first registered under the Federal securities laws or by any applicable state securities laws, unless an exemption from such registration is available; and


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(D)      Holder understands that the certificate(s) evidencing the Conversion
         Shares will be imprinted with an appropriate legend which prohibits the transfer of the Conversion Shares unless the shares are registered or such registration is not required in the opinion of counsel satisfactory to Maker.

(c)      Notwithstanding the foregoing:

(i) No Conversion Notice may be given (and, if given, shall not be effective) if the related Conversion Price would be less than $10 (subject to appropriate adjustment for any stock split, subdivision, combination, recapitalization, or similar transaction).

(ii) The aggregate Conversion Amount converted in any Conversion Period (as defined below) shall not exceed the sum of $1,050,191 (the "Cap Amount") plus the excess, if any, of the aggregate Cap Amounts of the prior Conversion Periods over the aggregate Conversion Amounts converted in the prior Conversion Periods. A "Conversion Period" shall mean a period commencing on any October 21 and ending on the subsequent October 20.

(d) Upon each giving of a Conversion Notice in accordance with this Section 2, Holder shall be deemed to be the holder of record of the Conversion Shares issuable thereupon as of the date of such Conversion Notice, notwithstanding that the transfer books of the Maker shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to Holder. As soon as practicable after the giving of any Conversion Notice, the Maker shall deliver to Holder a certificate for the related Conversion Shares, together with, if the related Conversion Notice is for less than all of the then outstanding principal balance of this Note, a replacement Note with a principal balance equal to the prior principal balance less the Conversion Amount.

(e) No later than thirty (30) days following Holder's initial conversion of any portion of the principal balance of this Note into GPX Common Stock, Maker shall prepare and file with the SEC a registration statement on Form S-3 or such other successor form (except that if Maker is not then eligible to register for resale the maximum number of shares of GPX Common Stock as shall be issuable upon the conversion of the entire outstanding principal amount of this Note on Form S-3, then such registration shall be on Form S-1 or any successor form) to enable the resale of the such shares issued or issuable from time to time.

(f) The Maker covenants that it will at all times reserve and keep available out of its authorized GPX Common Stock, solely for the purpose of issue upon conversion of the outstanding principal amount of this Note, the maximum number of shares of GPX Common Stock as shall then be issuable upon the conversion of the entire outstanding principal amount of this Note.

3.       Default and Remedies.

(a) The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):


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(i)      A default in the payment of any installment of principal or interest on this Note, when and as the same shall become due and payable, which default shall continue for five days after any applicable Payment Date.

(ii) A failure to perform or observe any other material covenant or agreement contained in this Note, which failure shall continue for 30 days after the giving of notice by Holder specifying such failure in reasonable detail (or, if such failure is not capable of being remedied within such period, for such longer period, not to exceed 60 days, as it is reasonably necessary to effect a remedy so long as the Maker continues to diligently pursue remedy of such failure).

(iii) Theentry of a decree or order by a court having jurisdiction adjudging the Maker a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Maker, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Maker of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Maker to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Maker of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Maker to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Maker or of any substantial part of its property, or the making by the Maker of an assignment for the benefit of creditors, or the admission by the Maker in writing of its inability to pay its debts generally as they become due, or the taking of action by the Maker in furtherance of any such action.

(b) Upon the occurrence, and during the continuance, of an Event of Default, Holder may declare all or any part of the unpaid principal amount of this Note, and all interest accrued and unpaid thereon, to be immediately due and payable, without presentment, demand, notice, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker. No delay or failure in exercising any rights under this Note in respect thereof shall operate as a waiver of any of the rights of any Holder.

(c) If Holder shall institute any proceedings to enforce payment of all or any part of any sum due Holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Maker agrees to pay all costs, expenses and fees incurred by Holder, including reasonable attorneys' fees.

4.       Miscellaneous.

(a) In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not

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         affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(b) This Note may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought to be enforced.

(c) The Maker acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note and to obtain the advice of such counsel with respect to all matters pertaining hereto, including, without limitation, the provision set forth herein designating the Commonwealth of Virginia as applicable law and the courts therein as appropriate venue.

(d) This Note shall be binding upon and shall inure to the benefit of the Maker and its respective successors and assigns and delegates; provided, however, the Maker may not assign or transfer its interest hereunder or delegate its duties without the prior written consent of Holder, except to a corporation which has succeeded to substantially all the business and assets of the Maker or to a corporation surviving a merger or consolidation to which the Maker is a party and in either instance, such successor corporation or surviving corporation has assumed in writing its obligations under this Note. Notwithstanding anything stated herein to the contrary, but subject to Section 4(g) of the Purchase Agreement, the Maker agrees that all of Holder's right, title and interest in and to this Note has been, or will be, collaterally assigned to its current and future lenders (currently Citizen's Bank of Pennsylvania, acting in its capacity as the administrative agent for the lender parties) which are parties to that certain Business Loan and Security Agreement dated December 17, 2001 (as the same has been and may be amended, modified substituted or replaced from time to time) and the Maker will continue be bound by all the terms and provisions of this Note as it may relate to (or be enforced by) Holder's lenders as successors and assigns hereunder. Except as provided herein, prior to April 21, 2006, Holder may not assign or transfer this Note without the prior written consent of Maker. Any assignee or transferee of this Note shall agree to be bound by the provisions of Section 4(g) of the Purchase Agreement.

(e) This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Note to the substantive law of another jurisdiction. The Maker hereby submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Virginia and of any Virginia state court for purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. The Maker irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and any right to which it may be entitled on account of its place of residence or domicile.

(f) The Maker irrevocably designates and appoints CT Corporation System, whose address is 4701 Cox Road, Suite 301, Glenn Allen, VA 23060-6802, as its agent to receive on its behalf' service of all process in any

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         such proceeding in any court in the Commonwealth of Virginia, such service being hereby acknowledged by the Maker to be effective and binding on it in every respect. A copy of any such process so served shall be mailed by registered or certified mail to the Maker at the address to which notices are to be addressed in accordance with the Purchase Agreement, except that any failure to mail such copy shall not affect the validity of service of process. The Maker shall at all times maintain an agent for service of process pursuant to this provision. If the Maker fails to appoint such an agent, or if such agent refuses to accept service, the Maker hereby agrees that service upon it by mail to the address to which notices are to be addressed in accordance with the Purchase Agreement shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against the Maker in the courts of any other jurisdiction.

(g) Time is of the essence. No failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement set forth in this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of such term, condition, covenant or agreement or of any such breach, or preclude Holder from exercising any such right, power or remedy at any later time or times.


                                      MAKER:

                                      GP Strategies Corporation

ATTEST:


By:    /s/ Andrea D. Kantor           By:      /s/ Scott N. Greenberg
Name:  Andrea D. Kantor               Name:    Scott N. Greenberg
Title: Vice President and             Title:   President and Chief
       General Counsel                         Financial Officer